UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40877	81-4182129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way, Suite 230
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-407-2376

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth of a share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On June 25, 2025, CERo Therapeutics Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the securities purchase agreement (as amended, the “Securities Purchase Agreement”) dated as of April 21, 2025, pursuant to which the Company added certain new institutional investors (the “New Investors”) to the schedule of buyers in the Securities Purchase Agreement, to issue and sell to such New Investors, in one or more closings shares of the Company’s Series D convertible preferred stock, par value $0.0001 per share (the “Series D Preferred Stock”).

The description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the form of Amendment, which is filed as Exhibit 10.2 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2025, the Company entered into the Securities Purchase Agreement on April 21, 2025 with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in one or more closings, up to 10,000 shares of the Company’s Series D Preferred Stock, which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a private placement offering. As previously reported on the Current Report on Form 8-K filed with the SEC on June 6, 2025, the Company completed an Additional Closing (as defined in the Securities Purchase Agreement) on June 5, 2025, pursuant to which the Company sold an additional 938 shares of Series D Preferred Stock for gross proceeds of approximately $750,400.

On June 25, 2025, pursuant to the Securities Purchase Agreement, the Company and certain Investors, mutually agreed to effect, and effected, an Additional Closing, with respect to 2,315 additional shares of Series D Preferred Stock for gross proceeds of approximately $1,852,000. The rights, preferences and privileges of the Series D Preferred Stock are set forth in the certificate of designations of rights and preferences of the Series D Preferred Stock (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware on April 22, 2025. The offering and sale of the shares of Series D Preferred Stock were issued and, upon conversion of the Series D Preferred Stock, the shares of Common Stock underlying the Series D Preferred Stock will be issued, in each case, without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The description of the terms and conditions of the Securities Purchase Agreement and the Certificate of Designations do not purport to be complete and each is qualified in its entirety by the full text of Securities Purchase Agreement and the Certificate of Designations, as applicable, which are filed as exhibits to the Company’s Current Reports on Form 8-K filed on April 22, 2025 and on April 25, 2025, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
3.1†	Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock, dated April 22, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40877) filed on April 25, 2025).
10.1†	Securities Purchase Agreement, dated of April 21, 2025, by and among CERo Therapeutics Holdings, Inc., and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 001-40877) filed on April 22, 2025).
10.2*†	Form of Amendment to the Securities Purchase Agreement.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

†	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

Date: June 30, 2025	By:	/s/ Chris Ehrlich
Chris Ehrlich
Chief Executive Officer

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